UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2014 (January 5, 2014)

CANADIAN CANNABIS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54915	45-3327444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rutherford Road South Brampton, Ontario, Canada	L6W 2J2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 790-3324

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  Although management believes that the assumptions underlying the forward looking statements included in this Current Report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements. The following discussion should be read in conjunction with the Company’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K/A.

As used in this Current Report and unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company” refer to Canadian Cannabis Corp.

Item 8.01 Other Events.

On January 5, 2015, we entered into a Letter of Intent (the “LOI”) with Novo Healthnet Limited, an Ontario limited company (“Novo”) and ALMC-ASAP Holdings Inc. (“AAH”) pursuant to which we intend to negotiate and enter into a definitive agreement (the “Definitive Agreement”) to acquire from AAH all of the stock of Novo held by AAH (the “Novo Stock”), constituting sixty-one percent (61%) of all of the issued and outstanding stock of Novo. Pursuant to the LOI, in connection with the closing of the acquisition of the Novo Stock, we also expect to obtain rights to appoint three (3) directors to the Novo board of directors and two (2) officers to Novo, one in an operational role and the other as Secretary/Treasurer. In consideration of the Novo Stock and the Novo director and officer appointment rights, we intend to issue two million (2,000,000) shares of common stock of the Company at closing (the “Transaction”).

Novo and AAH must each satisfy our due diligence investigation and meet other closing conditions customary to similar transactions prior to the closing of the Transaction, the details of which remain subject to final documentation of the Definitive Agreement. In addition, prior to the closing of the Transaction, Novo is required to discharge certain debt currently carried on its balance sheet in the approximate amount of $3,000,000. Should the Transaction close as planned, the Company will become the majority shareholder of Novo.

The LOI contains additional provisions customary to transactions of this type.

We expect that the issuance of shares of the Company common stock in connection with the Transaction will be exempt from registration under Section 4(2) of the Securities Act.

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Novo operates and partners with clinics offering multi-disciplinary rehabilitation solutions for patients, eldercare health and wellness services for seniors, and medical assessments, across Canada, and currently serves approximately 28,100 individuals.

The foregoing summaries of the Transaction and LOI are not complete and are qualified in their entirety by reference to the complete text of the LOI, which is attached hereto as Exhibits 10.1, and remain subject to the completion of due diligence, execution of the Definitive Agreement, and closing of the Transaction.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description

10.1	Letter of Intent, by and among Canada Cannabis Corp., Novo Healthnet Limited, and ALMC-ASAP Holdings, Inc., executed as of January 5, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Canadian Cannabis Corp.
(Registrant)

Date: January 6, 2015	By:	/S/ Benjamin Ward
Benjamin Ward CEO, President, and Director

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